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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

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     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
                           Winland Electronics, Inc.
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                (Name of Registrant as Specified In Its Charter)
   Dyna Technology, Inc., and the Winland Shareholders' Protective Committee, consisting of Ralph I. Call, Steven A. Fraley, Paul R. Holzhueter, James J.
            Kamp, Thompson H. Davis, Robert L. Ring, Gerald E. Brown
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                                 PRESS RELEASE

                      ISS RECOMMENDS SHAREHOLDERS VOTE FOR
           DISSIDENT SLATE OF DIRECTORS FOR WINLAND ELECTRONICS, INC.

New York, NY, August 14, 2001 - Winland Shareholders' Protective Committee announced today that Institutional Shareholders Services ("ISS"), the nation's leading proxy voting advisory service, has recommended that its clients vote to elect the Committee's slate of nominees to be elected at the Special Meeting of Winland Electronics, Inc. (AMEX-WEX). Shareholders' are scheduled to vote on the removal and election of the dissident director slate on August 21, 2001.

ISS, which provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries, noted in its August 13, 2001 report, "Although management may have taken steps to turn the company around, it appears to be too little too late as these efforts have not had a positive effect on the market price of Winland's stock. We recommend a vote FOR the dissident nominees.

Ralph Call, Chairman of the Committee, said, "We are very pleased that ISS, a highly respected independent advisor, recommends support for the removal of the incumbent board of directors and the election of our experienced slate of nominees. This recommendation reaffirms our belief that the Company's current leaders are not up to the task of turning the company around."

"We strongly encourage our fellow shareholders to follow ISS's recommendation and vote to elect the Committee's slate of directors," concluded Call.

If shareholders have any questions with respect to voting, they are directed to call D.F. King & Co., Inc. (1-800-628-8509).

Institutional Shareholder Services, based in Rockville, MD, is the leading provider of proxy voting and corporate governance services, serving more than 700 clients worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year.